Exhibit 11
                                                                    ----------

                      GETTY INVESTMENTS INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT is made as of November 22, 1999

BETWEEN:

(1) GETTY IMAGES, INC., a Delaware corporation whose registered office is at 701 North 34th Street, Suite 400, Seattle, Washington 98103 ("Getty Images"); and

(2) THOSE PERSONS whose names and addresses are set out in Exhibit A hereto (the "Investors").


NOW THE PARTIES HEREBY AGREE as follows:

1.         Definitions

         a.       In this Agreement:

                  "Action" means any actual or threatened legal action, claim, proceeding or investigation.

                  "Affiliate" means, with respect to any specified Person, the directors, officers, trustees, managers and partners of such Person, and any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

                  "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise. Control shall be conclusively presumed when any Person directly or indirectly owns 50% or more of the voting securities of another Person.

                  "Disclosure Documents" means any preliminary prospectus, prospectus, registration statement, circular and any amendment or supplement thereto, filed, distributed or used at any time in connection with the Offering (and including any exhibits to the foregoing documents).

                  "Investors" means those persons listed in Exhibit A hereto, together with their respective Affiliates, agents and representatives.


MP\1t2802.DOC

                  "Offering" means the offering, issuance and sale of the common stock, par value $0.01 per share, of Getty Images pursuant to a Registration Statement on Form S-3, as amended (Registration No. 333-88009), and a related Registration Statement on Form S-3 to register additional shares of common stock pursuant to Rule 462(b) of the Securities Act of 1933, as amended (Registration No. 333-91097).

                  "Person" means an individual, corporation, general or limited partnership, limited or unlimited liability company, trust, association, unincorporated organization, government or any authority, agency or body thereof, or other entity and any legal personal representative, successor and lawful assignee of any of them.

         b.       In this Agreement, a reference to:

                  (1) a "subsidiary" means any and all corporations, partnerships, joint ventures, associations and other entities controlled by Getty Images directly or indirectly through one or more intermediaries;

                  (2) a statutory provision includes a reference to the statutory provision as modified or re-enacted or both from time to time whether before or after the date of this Agreement and any subordinate legislation made under the statutory provision whether before or after the date of this Agreement;

                  (3) a clause or schedule, unless the context otherwise requires, is a reference to a clause of or schedule to this Agreement; and

                  (4) a document is a reference to that document as from time to time supplemented or varied.

         c. The headings in this Agreement do not affect its interpretation.

2.         Indemnity

         a. Getty Images hereby undertakes that it will indemnify and hold harmless each Investor against any losses, claims, damages or liabilities to which such Investor may become subject, arising directly or indirectly out of the Disclosure Documents and Getty Images will reimburse each Investor for any legal or other expenses reasonably incurred by such Investor in connection with investigating or defending any Action in respect thereof as such expenses are incurred, provided that, Getty Images shall have no liability under this Clause to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in any of the Disclosure Documents in reliance upon and in conformity with, in the case of each Investor, information provided by such Investor.

         b. Promptly after receipt by any Investor of notice of the commencement of any Action or any written notice of any threat of any Action, it shall, if a claim in respect thereof is to be made against Getty Images under this Clause, notify Getty Images and the other Investors in writing of the commencement thereof; but the omission so to notify Getty Images shall not relieve Getty Images from any liability which it may have to such Investor. If any such Action shall be brought against any Investor and it shall notify Getty Images of the commencement thereof, Getty Images shall, subject to its agreeing to indemnify the Investors against all judgments and other liabilities resulting from such Action (and so far as permitted by any insurance policy of such Investors), be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such Investor (which shall not, except with the consent of such Investor, be counsel to Getty Images), and, after notice from Getty Images to such Investor of its election so as to assume the defense thereof, Getty Images shall not be liable to such Investor under this Clause for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Investor, in connection with the defense thereof other than reasonable costs of investigation. Getty Images shall not, without the written consent of the relevant Investor effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any Action in respect of which indemnification or contribution may be sought hereunder (whether or not such Investor is an actual or potential party to such Action) unless such settlement, compromise or judgment (i) includes a full and unconditional release of such Investor from all liability arising out of such Action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Investor. In the event that Getty Images wishes to assume the defense of any Action but is not permitted by the insurance policy of the relevant Investor to do so, such Investor shall use all reasonable endeavors to procure that its insurers and their legal advisers shall consult and cooperate with Getty Images in respect of such defense and (except insofar as such Investor shall certify to Getty Images that the requirement to obtain the written consent of Getty Images as referred to below would invalidate the relevant insurance policy, in which case such requirement shall not apply) shall not settle, compromise or consent to the entry of any judgment with respect to such Action without the written consent of Getty Images, such consent not to be unreasonably withheld or delayed.

         c. If the indemnification provided for in this Clause 2 is unavailable to or insufficient to hold harmless any Investor under the foregoing provisions of this Clause in respect of any losses, claims, damages or liabilities (or Actions in respect thereof) referred to therein, then Getty Images shall contribute to the amount paid or payable by the relevant Investor as a result of such losses, claims, damages or liabilities (or Actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by that Investor on the one hand and Getty Images on the other from the Offering. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the relevant Investor failed to give the notice required under sub-Clause b. above, then Getty Images shall contribute to such amount paid or payable by such Investor in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such Investor on the one hand and Getty Images on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or Actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Investors in the aggregate on the one hand and Getty Images on the other shall be deemed to be in the proportion 99 percent, to Getty Images and 1 percent, to the Investors. The relative fault shall be determined by reference to, among other things, whether the claim relates to information supplied by Getty Images or the Investors and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The relevant Investors agree with Getty Images that it would not be just and equitable if contributions pursuant to this sub-Clause c. were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this sub-Clause c. The amount paid or payable by the relevant Investor as a result of the losses, claims, damages or liabilities (or Actions in respect thereof) referred to above in this sub-Clause c. shall be deemed to include any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         d. If any taxing authority brings into charge to taxation any sum payable under the indemnity contained in this Clause 2, the amount so payable shall be grossed up by such amount as will ensure that after deduction of the tax so chargeable (after giving credit for any tax relief available to the indemnified party) there shall remain a sum equal to the amount that would otherwise have been payable under this Clause.

         e. The obligations of Getty Images under this Clause 2 shall be in addition to any liability which Getty Images may otherwise have.

3.         Survival of Obligations

           The indemnities, agreements, representations, warranties and other statements of Getty Images contained in this Agreement or made by or on behalf of it pursuant to this Agreement shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of Getty Investments, and shall survive the completion of the Offering.

4.         Assignment and Further Assistance

         a. This Agreement shall be binding upon, and the benefit of this Agreement shall inure solely to the Investors and Getty Images and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any shares from any Investor shall be deemed a successor or assign by reason merely of such purchase.

         b. Getty Images shall, if requested by any of the Investors, procure that any of its subsidiaries nominated by any of the Investors shall enter into an agreement with the Investors on similar terms to this Agreement, save that any such subsidiary shall be the party giving the indemnification thereunder in place of Getty Images.

5.         Time of the Essence

           Time shall be of the essence of this Agreement.

6.         Choice of Law

         a. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         b. To the fullest extent permitted by law, controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by mandatory, final and binding arbitration in New York City, New York, USA under the auspices of and in accordance with the rules, then pertaining, of the American Arbitration Association, to the extent not inconsistent with the Delaware Uniform Arbitration Act and judgment upon the award rendered may be entered in any court having jurisdiction thereof. Nothing in this paragraph 6.b. shall limit any right that any Person may otherwise have to seek to obtain preliminary judgment upon the award rendered may be entered in any court having jurisdiction thereof. Nothing in this paragraph 6.b. shall limit any right that any Person may otherwise have to seek to obtain preliminary injunctive relief in order to preserve the status quo pending the disposition of any such arbitration proceeding.

         c. In the event of any dispute, claim, arbitration or litigation with regard to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party, and the non-prevailing party shall promptly pay, all reasonable fees and expenses of counsel for the prevailing party incurred in connection with such dispute, claim, arbitration or litigation.

7.         Severability

           In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8.         No Personal Liability of Trustees

           The parties hereto agree that with respect to the Cheyne Walk Trust, the Ronald Family Trust A, the Ronald Family Trust B and the Gordon
           P. Getty Family Trust, the respective trustees thereof have executed this Agreement solely in their representative capacities as trustees and not individually, and that any liability arising from this Agreement shall be satisfied solely from the assets of the trust of which such person is trustee, and not from such person individually.

9.         Counterparts

           This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF the parties have caused this Agreement to be signed by their duly authorized representatives as of the day and year first mentioned above.



                        The Trustees of the Cheyne Walk Trust

                        By: /s/ Jan D. Moehl
                            -----------------------------------------------
                            Name: Jan D. Moehl
                            Title: C.O.O.


                        The Trustees of the Ronald Family Trust A

                        By: /s/ Thomas Edwin Woodhouse
                            -----------------------------------------------
                            Name: Thomas Edwin Woodhouse
                            Title: Trust Administrator


                        The Trustees of the Ronald Family Trust B

                        By: /s/ Jan D. Moehl
                            -----------------------------------------------
                            Name: Jan D. Moehl
                            Title: C.O.O.


                        Transon Limited

                        By: /s/ MJ Ridleyl
                            -----------------------------------------------
                            Name: MJ Ridley
                            Title: Director


                        The Trustees of the Gordon P. Getty Family Trust

                        By: /s/ Thomas Edwin Woodhouse
                            -----------------------------------------------
                            Name: Thomas Edwin Woodhouse
                            Title: Trust Administrator

                        Getty Investments, L.L.C.

                        By: /s/ Jan D. Moehl
                            -----------------------------------------------
                            Name: Jan D. Moehl
                            Title: Officer


                        Getty Images, Inc.

                        By: /s/ Suzanne L. Page
                            -----------------------------------------------
                            Name: Suzanne L. Page
                            Title: General Counsel

                                    EXHIBIT A
                                    ---------

Name                                            Notice Address
----                                            --------------

Trustees of the Cheyne Walk Trust               Attn: Jan D. Moehl
                                                1325 Airmotive Way, Suite 262
                                                Reno, Nevada 89502

Trustees of the Ronald Family Trust A           Attn: Thomas E. Woodhouse
                                                1325 Airmotive Way, Suite 264
                                                Reno, Nevada 89502

Trustees of the Ronald Family Trust B           Attn: Jan D. Moehl
                                                1325 Airmotive Way, Suite 262
                                                Reno, Nevada 89502

Transon Limited                                 c/o Macfarlanes
                                                10 Norwich Street
                                                London EC4A 1BD
                                                England

Trustees of the Gordon P. Getty                 Attn: Thomas E. Woodhouse
Family Trust                                    1325 Airmotive Way, Suite 264
                                                Reno, Nevada 89502

Getty Investments L.L.C.                        Attn: Jan D. Moehl
                                                1325 Airmotive Way, Suite 262
                                                Reno, Nevada 89502